Exhibit 10.1

TERMINATION OF AGREEMENT AND PLAN OF MERGER

THIS TERMINATION OF AGREEMENT AND PLAN OF MERGER, dated as of July 9, 2012 (the “Agreement”), by and among Novel Gain Holdings Limited, a British Virgin Islands company ("Parent"), CACMG Acquisition, Inc., a Delaware corporation and a wholly owned, direct subsidiary of Parent ("Merger Sub"), China Advanced Construction Materials Group, Inc., a Delaware corporation ("Company"), Mr. Xianfu Han (“Han”) and Mr. Weili He (“He”) (Parent, Merger Sub, Company, Han and He shall collectively be referred to hereinafter as the "Parties"). All capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Merger Agreement.

RECITALS

WHEREAS, the Parties have entered into that certain Agreement and Plan of Merger, dated as of October 24, 2011 (the “Merger Agreement”);

WHEREAS, all Parties hereto have determined that all of the conditions required to consummate the Merger cannot be satisfied;

WHEREAS, the Special Committee (with authority delegated by the Board) and the Board have determined that it is in the best interests of the Company and its stockholders to terminate the Merger Agreement in accordance with this Agreement;

WHEREAS, each of the Boards of Directors of Parent and Merger Sub, Han and He have determined that it is in their respective best interests to terminate the Merger Agreement in accordance with this Agreement; and

WHEREAS, accordingly, the Parties desire to terminate the Merger Agreement as set forth below:

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, Merger Sub, Han, He and the Company hereby agree as follows:

1.	The Merger Agreement is hereby terminated and is of no further force or effect.

2.

The Merger Agreement is terminated in accordance with Section 8.1(a) of the Merger Agreement. As a result, the Merger Agreement is void and there shall be no liability on the part of any party thereto or their respective affiliates or directors, officers, employees, agents or representatives of any of them, and all rights and obligations of each party thereto shall cease.

3.

No Company Termination Fee or reimbursement of expenses is due and owing by the Company to Parent, Merger Sub, Han or He, and none shall be paid. In addition, no Parent Termination Fee or reimbursement of expenses are due and owing to the Company and none shall be paid by Parent, Merger Sub, Han or He.

4.	This Agreement shall be governed by, construed and enforced in accordance with, the laws of the State of Delaware without regard to the conflict of laws principles thereof.

5.

This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

6.

If any part or any provision of this Agreement shall be finally determined to be invalid or unenforceable under applicable law by a court of competent jurisdiction, that part or provision shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of said provision or the remaining provisions of this Agreement.

7.

This Agreement may be modified only by a written document signed by the Parties hereto. No waiver of this Agreement or any of the promises, obligations, terms or conditions hereof shall be valid unless it is written and signed by the Party against whom the waiver is to be enforced.

8.

The Parties cooperated in the drafting of this Agreement, therefore, in the construction of this Agreement, the provisions hereof shall not be construed against any Party. This Agreement contains the complete understanding and agreement between the Parties hereto.

IN WITNESS WHEREOF, the Prties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

NOVEL GAIN HOLDINGS LIMITED

By:	/s/ Xianfu Han
Name:	Xianfu Han
Title:

CACMG ACQUISITION, INC.

By:	/s/ Xianfu Han
Name:	Xianfu Han
Title:

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

By:	/s/ Tao Jin
Name:	Tao Jin
Title:	Director

XIANFU HAN

By:	/s/ Xianfu Han

WEILI HE

By:	/s/ Weili He

SIGNATURE PAGE TO THE TERMINATION OF AGREEMENT AND PLAN OF MERGER